Exhibit 32.1

                                Certification of
             the Chief Executive Officer and Chief Financial Officer
            pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
                                (18 U.S.C. 1350)

      In connection with the quarterly report on Form 10-Q of Century Aluminum Company (the "Company") for the quarter ended June 30, 2003, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Gerald A. Meyers, as Chief Executive Officer of the Company, and David W. Beckley, as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

            1. This Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

            2. The information contained in this Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


      /s/ Gerald A. Meyers                          /s/ David W. Beckley
 ------------------------------                --------------------------------
 By:    Gerald A. Meyers                       By:    David W. Beckley
 Title: Chief Executive Officer                Title: Chief Financial Officer
 Date:  August 11, 2003                        Date:  August 11, 2003

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.